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Exhibit 23.1

Independent Auditors' Consent

We consent to the inclusion in this Current Report on Form 8-K of The Titan Corporation of our report dated May 21, 2001, relating to the financial statements of BTG, Inc. and subsidiaries as of and for the years ended March 31, 2001 and 2000.

/s/ Deloitte & Touche LLP

McLean, Virginia
December 11, 2001

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Independent Auditors' Consent